UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
Sale of BeneVir Biopharm, Inc. and Merger Agreement
On May 2, 2018, HC2 Holdings, Inc. (the “Company”), announced that BeneVir Biopharm, Inc. (“BeneVir”), a privately-held biotechnology company developing oncolytic immunotherapies for the treatment of cancer, entered into a definitive agreement to be acquired by Janssen Biotech, Inc. (“Janssen”) for upfront consideration of $140.0 million, subject to adjustment, and predetermined milestones of up to $900 million in cash (the “Acquisition”). BeneVir is a portfolio company of Pansend Life Sciences, LLC (“Pansend”), a subsidiary of the Company, which invested approximately $8 million in BeneVir, focused on the development of innovative healthcare technologies and products. Pansend is the owner of all of BeneVir’s outstanding preferred stock, through which Pansend holds an approximate 80%, or 76% on a fully diluted basis, controlling interest in BeneVir.
The Acquisition will be effected pursuant to a Merger Agreement (the “Merger Agreement”), by and among BeneVir, Janssen, Dogfish Merger Sub, Inc. (“Merger Sub”) and Shareholder Representative Services LLC, as holder representative, pursuant to which Merger Sub will be merged with and into BeneVir, with BeneVir being the surviving corporation and a wholly-owned subsidiary of Janssen (the “Merger”). The Merger Agreement provides that all outstanding shares of capital stock and outstanding company stock options of BeneVir will be converted into a right to receive at the closing an aggregate of $140.0 million in cash, subject to certain closing adjustments, including the escrow fund described below and deductions for transaction expenses, plus milestone payments of up to $900.0 million in cash. The milestone payments include (i) development milestone payments totaling up to $250.0 million upon receipt of regulatory approvals of a product developed using BeneVir’s existing intellectual property (a “BeneVir Product”) in the U.S. and certain other specified countries and (ii) commercial milestone payments totaling up to $650.0 million upon the achievement of certain future sales thresholds of BeneVir Products, in each case subject to the terms and conditions set forth in the Merger Agreement.
Each of Janssen and BeneVir has agreed to customary representations, warranties and covenants in the Merger Agreement. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Merger Agreement, (ii) are subject to the materiality standards contained in the Merger Agreement, which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.
The Merger Agreement also includes indemnification obligations in favor of Janssen from the former securityholders of BeneVir, including for breaches of representations, warranties, covenants and agreements made by BeneVir in the Merger Agreement and certain other specified matters, subject to specific caps and thresholds. In connection with the closing of the Merger, Janssen will deposit $17.5 million of the merger consideration into an escrow fund for the purposes of securing the indemnification obligations of the former securityholders of BeneVir to Janssen for losses payable in the first fifteen months after closing. In addition, Janssen will be entitled to offset losses against contingent milestone payments after all monies in the escrow fund have been paid out or released or are the subject of pending or unresolved indemnified claims. Janssen will also be entitled to recover directly against former securityholders of BeneVir for losses resulting from any breach by BeneVir of certain fundamental representations and any breach by a former securityholder of certain fundamental representations with respect to the ownership and delivery of their shares set forth in a customary letter of transmittal to be delivered by such former securityholder pursuant to the Merger Agreement.

The Merger Agreement required the approval of BeneVir’s stockholders, which was obtained promptly following the parties entering into the Merger Agreement.
The closing of the Merger is expected to occur in the second quarter of 2018, subject to the satisfaction of certain customary conditions to closing.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Pansend Life Sciences, LLC Second Amended and Restated Operating Agreement
As discussed above, Pansend is a subsidiary of the Company focused on the development of innovative healthcare technologies and products. To facilitate the operations of Pansend, on September 20, 2017 HC2 Holdings 2, Inc. (“HC2 Holdings 2”), a subsidiary of the Company, entered into the Second Amended and Restated Limited Liability Company Agreement of Pansend (the “Operating Agreement”), by and among HC2 Holdings 2, David Present and Cherine Plumaker. Pursuant to the Operating Agreement, HC2 Holdings 2 was appointed as the Manager (as defined in the Operating Agreement) of Pansend and given such authority to conduct the business and affairs of Pansend as is described in the Operating Agreement. As set forth in, and subject to the terms of, the Operating Agreement, certain members of Pansend hold vested and unvested profits units of Pansend. HC2 Holdings 2 has made certain capital contributions in exchange for its fully vested profits units, which represent 75% of the profits units of Pansend issued and outstanding as of the date hereof. In the event that Pansend receives money in respect of any of its portfolio companies, members who have made a capital contributions with respect to such portfolio company are entitled to the return of their capital contributions made with respect to such portfolio company and, following such repayment, an 8% annual preferred return (compounded quarterly) on any unreturned capital contributions made prior to the date of the Operating Agreement and a 7% annual preferred return (compounded quarterly) on any unreturned capital contributions made after the date of the Operating Agreement. Following payment of any preferred return payable to Pansend members, HC2 Holdings 2 is also entitled to repayment of its expense account with Pansend plus interest. As a result of the terms of the Operating Agreement, the Company will not receive all of the proceeds received by Pansend in connection with the Merger.
The foregoing description of the Operating Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference, to the full text of the Operating Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 7.01.    Regulation FD Disclosure
Press Release
On May 2, 2018 the Company issued a press release announcing the entry into of the Merger Agreement. Copies of the press release, which is filed with this Current Report on Form 8-K as Exhibit 99.1, is hereby filed pursuant to this Item 7.01.
Forward-Looking Statements
This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, risks and uncertainties associated with the anticipated closing of the Merger and expected proceeds of the Merger, as well as market conditions and other risks and uncertainties inherent in the Company’s business, including those detailed from time to time in the Company’s reports that it files with the Securities and Exchange Commission (“the SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 14, 2018 with the SEC, and its Annual Report on Form 10-K/A filed on April 2, 2018, as well as its Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.
10.1*	Merger Agreement, dated as of May 2, 2018, by and among Janssen Biotech, Inc., Dogfish Merger Sub, Inc., Benevir Biopharm, Inc., and Shareholder Representative Services LLC, as holder representative.
10.2	Second Amended & Restated Limited Liability Company Agreement of Pansend Life Sciences, LLC, dated as of September 20, 2017, by and among HC2 Holdings 2, Inc., David Present and Cherine Plumaker.
99.1	Press Release dated May 2, 2018.

*
Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

May 2, 2018	By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer